UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2018

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On February 20, 2018, Noble Energy, Inc. (the “Company”) issued a press release announcing results for the fiscal year and fiscal quarter ended December 31, 2017. A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report and will be published on the Company's website at www.nblenergy.com.
The Company’s press release announcing its financial results for its fiscal year and fiscal quarter ended December 31, 2017 contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. The Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
In accordance with General Instruction B.2. of Form 8-K, the information set forth herein and in the press release as Exhibit 99.1 is deemed to be "furnished" and shall not be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Item 7.01. Regulation FD Disclosure.
On February 20, 2018, we will present certain information in connection with our call with stockholders, analysts and others relating to our results of operations, discussed above, and 2018 guidance. Attached hereto as Exhibit 99.2 are the fourth quarter 2017 supplemental slides that will be presented at that time.
On February 20, 2018, the Company issued a press release with respect to it 2017 year-end reserves. A copy of the Company's press release is furnished as Exhibit 99.3 to this current report on Form 8-K and incorporated herein by reference.
On February 20, 2018, the Company issued a press release with respect to it 2018 capital budget and operational and financial guidance. A copy of the Company's press release is furnished as Exhibit 99.4 and supplemental slides as Exhibit 99.5 to this current report on Form 8-K and incorporated herein by reference.

On February 15, 2018, the Company issued a press release announcing that its Board of Directors authorized a share repurchase program under which the Company may repurchase up to $750 million of its outstanding common stock, such purchases to be from time to time on the open market or in negotiated transactions. A copy of the Company's press release is furnished as Exhibit 99.6 to this current report on Form 8-K and incorporated herein by reference.

On February 19, 2018, the Company issued a press release announcing execution of two independent gas sale agreements for export of natural gas to Egypt. A copy of the Company's press release is furnished as Exhibit 99.7 to this current report on Form 8-K and incorporated herein by reference.
The information included in this Current Report under Item 7.01, including Exhibits 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7, is deemed to be “furnished” and shall not be “filed” for purposes of Section 18 of the Exchange Act.
Item 8.01. Other Events.

On February 15, 2018, the Company announced that its Board of Directors authorized the repurchase of up to $750 million of its outstanding common stock. The authorization extends through the end of 2020.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Press Release dated February 20, 2018 announcing results for the fiscal year and fiscal quarter ended December 31, 2017.
99.2	Fourth quarter 2017 supplemental slide presentation.
99.3	Press Release dated February 20, 2018 announcing 2017 year-end reserves.
99.4	Press Release dated February 20, 2018 announcing the 2018 capital budget and operational and financial guidance.
99.5	2018 capital budget and operation and financial guidance supplemental slide presentation.
99.6	Press Release dated February 15, 2018 announcing Noble Energy share repurchase program and divestiture of Gulf of Mexico assets.
99.7	Press Release dated February 19, 2018 announcing execution of gas sale agreements to Egypt.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	February 20, 2018	By:	/s/ Kenneth M. Fisher
Kenneth M. Fisher
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated February 20, 2018 announcing results for the fiscal year and fiscal quarter ended December 31, 2017.
99.2	Fourth quarter 2017 supplemental slide presentation.
99.3	Press Release dated February 20, 2018 announcing 2017 year-end reserves.
99.4	Press Release dated February 20, 2018 announcing the 2018 capital budget and operational and financial guidance.
99.5	2018 capital budget and operation and financial guidance supplemental slide presentation.
99.6	Press Release dated February 15, 2018 announcing Noble Energy share repurchase program and divestiture of Gulf of Mexico assets.
99.7	Press Release dated February 19, 2018 announcing execution of gas sale agreements to Egypt.